Exhibit 99.1

LOWER METAL PRICES AND HIGHER COST OF CAPITAL

DRIVES DECISION TO REDUCE FORECAST PRODUCTION GROWTH

FROM 290,000 TO 225,000 GOLD EQUIVALENT OZ IN 2016

CAPITAL REQUIREMENTS NOW SIGNIFICANTLY REDUCED; LOS AZULES SALE DEFERRED

TORONTO, ONTARIO - (June 10, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) announces a reduction to its forecasted production growth from 290,000 to 225,000 gold equivalent oz in 2016. Consequently, our capital requirements have been significantly reduced to a point that our cash reserves and cash flow from operations could be sufficient to fund the majority of our revised production growth.

How we have changed our production growth:

El Gallo 1 is being expanded for an estimated capex of $5 million with an expectation of producing 75,000 oz gold in 2016; we expect Gold Bar to be permitted in late 2014/early 2015, built in 2015 and up and running in 2016 at a rate of 50,000 oz gold per year; and our 49% owned San José contributing 100,000 oz gold equivalent for total Company production of 225,000 oz gold equivalent in 2016.

We have begun to re-evaluate El Gallo 2 as a heap leach operation rather than a conventional milling situation. Preliminary column testing results on ore recovery are encouraging and if further test work and bulk sampling are conclusive, then El Gallo 2 will be developed as a heap leach operation. The resultant capital cost reduction for El Gallo 2 would be considerable, from an estimated $180 million for a milling process, to $20-$30 million for a heap leach. The impact on IRR is dramatic because we would use less than 20% of the original capital to generate 60% of former forecasted production.

If the El Gallo 2 heap leach process works, then its projected production could add an additional 60,000 gold equivalent oz, and thus increase total Company production to 285,000 in 2016. This revised total production number would be very close to our original forecast of 290,000 oz in 2015. The metallurgical testing of El Gallo 2 ore should be completed by the 4th Quarter of this year and should coincide with the expected receipt of our permits to mine from the Mexican government.

As a result of our lower capital requirements, the rationale for selling Los Azules has effectively been eliminated. As a result, Los Azules has been removed from the sale process, which began in January. Los Azules is a significant copper deposit that we believe will command a better price in the future.

“Lower gold and silver prices have reduced our cash flow and the projected IRRs on our development projects and increased the cost of capital. As a consequence, we had to re-assess our development plans and look at alternatives to avoid excessive dilution at current market prices. Fortunately, we have developed alternatives that our cash reserves and cash flow from operations would allow us to develop and fund largely from internal sources with limited use of very expensive outside capital. Another very positive aspect of this alternative course is the potential for a significant increase in the IRR of El Gallo 2. Clearly, adversity is the mother of invention,” said Rob McEwen, Chairman & Chief Owner.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US and the Los Azules Project in San Juan, Argentina.

McEwen Mining has 297 million shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares). As of April 30, 2013, McEwen Mining had cash and liquid assets of approximately US$50 million and is debt free.

TECHNICAL INFORMATION AND RISKS

There are significant risks and uncertainty associated with commencing production or changing production plans without a feasibility, pre-feasibility or scoping study. The proposed expansion to El Gallo Phase 1 and the changes to the existing El Gallo 2 production plans have not and may not be explored, developed or analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study and may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the development of all or part of these projects.

This news release has been reviewed and approved by William Faust, PE, McEwen Mining’s Chief Operating Officer, who is a Qualified Person as defined by National Instrument 43-101. For additional information about El Gallo Phase 2 see the technical report titled “El Gallo Complex Phase II project, NI 43-101 Technical Report Feasibility Study, Mocorito Municipality, Sinaloa, Mexico” with an effective date of September 10, 2012, prepared by M3 Engineering along with a team of associates (the “Phase II Report”). The authors of the Phase 2 Report, Stan Timler - M3 Engineering, Mike Hester - Independent Mining Consultants (Reserves), Dawn Garcia - SRK Consulting (Environmental), Richard Kehmeier and Brian Hartman - Pincock Allen & Holt (El Gallo Deposit Resource), John Read - McEwen Mining consultant (Palmarito Insitu, Historic Waste Dumps and Historic tailings Resource), are each qualified persons and all of whom but John Read are independent of McEwen Mining, each as defined by NI 43-101.

CAUTIONARY NOTE TO US INVESTORS

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social, technical and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, projected permitting timelines and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova
Investor Relations
Tel: (647) 258-0395 ext 410
Toll Free: (866) 441-0690
Fax: (647) 258-0408

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Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com